Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

Republic First Bancorp, Inc.
Philadelphia, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Form 5-3 (No. 333-196024) and Form 5-8 (No. 333-57578 and No. 333-200868) of Republic First Bancorp, Inc. of our reports dated March 13, 2015, relating to the consolidated financial statements and the effectiveness of the Republic First Bancorp, Inc.'s internal control over financial reporting, which appears in this Form 10-K.

Harrisburg, Pennsylvania
March 13, 2015